For Immediate Release
November 9, 2022

Southwest Gas Holdings, Inc. Reports Third Quarter 2022 Financial Results
Record Twelve-Month Natural Gas Distribution Margin
Strategic Alternatives Review Process for Centuri and MountainWest Continues
Focus is on Cost Management, Growth, and Value Creation for Stockholders

LAS VEGAS – November 9, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today reported third quarter 2022 financial results.
“Our third quarter results were in line with expectations for our natural gas distribution and pipeline and storage segments, and we continue to focus on additional opportunities to deliver growth with both of those segments. Revenues in our utility infrastructure segment remained strong while margins were impacted by significant inflationary pressures and mix-of-work headwinds in addition to continued customer supply chain challenges,” said Karen S. Haller, President and Chief Executive Officer. “As our Board continues the strategic alternatives review process for MountainWest and Centuri, we are executing on the utility’s optimization plan and engaging on exciting projects in clean energy infrastructure. Moving forward, our priorities are focusing on safety and reliability while meeting the energy needs of our customers, investing in the communities we serve and maximizing value for our stockholders.”
Southwest Gas Holdings Financial Highlights
•Consolidated net loss of $0.18 per diluted share (and adjusted consolidated net loss of $0.05 per diluted share) for the third quarter of 2022, compared to consolidated net loss of $0.19 per diluted share (and adjusted consolidated earnings of $0.05 per diluted share) for the third quarter of 2021.
•Consolidated net loss of $12.3 million (and adjusted consolidated net loss of $3.3 million) for the third quarter of 2022, compared to a consolidated net loss of $11.6 million (and adjusted consolidated net income of $3.1 million) for the third quarter of 2021.
•Company-owned Life Insurance (“COLI”) policy cash surrender value net decline of $1.5 million (or $0.02 per diluted share) for the quarter, compared to no change for the third quarter of 2021.
•Adjustments to third quarter 2022 earnings include $11.9 million of collective nonrecurring strategic review expenses and certain MountainWest integration costs.
Strategic Alternatives Review Process Update
The Company’s Board of Directors continues to review strategic alternatives for MountainWest and Centuri, including a sale or spin-off for Centuri. As previously announced, Southwest Gas and Carl C. Icahn entered into an Amended and Restated Cooperation Agreement on October 24, 2022.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(22,199)	$(27,544)	$87,330	$102,584	$171,881	$182,134
Contribution to net income (loss)- utility infrastructure services	14,345	18,540	(4,400)	32,797	3,223	56,723
Contribution to net income (loss) - pipeline and storage	12,320	—	44,326	—	44,326	—
Corporate and administrative loss	(16,775)	(2,572)	(49,962)	(4,545)	(72,193)	(4,477)
Net income (loss)	$(12,309)	$(11,576)	$77,294	$130,836	$147,237	$234,380
Adjusted net income (loss) (1)	$(3,292)	$3,137	$118,614	$146,299	$209,307	$249,843
Diluted earnings (loss) per share	$(0.18)	$(0.19)	$1.19	$2.23	$2.30	$4.02
Diluted adjusted earnings (loss) per share (1)	$(0.05)	$0.05	$1.82	$2.49	$3.27	$4.28
Weighted average diluted shares	67,325	59,816	65,148	58,742	64,051	58,312
(1) The three months ended September 30, 2022 adjustments include nonrecurring stand-up costs associated with integrating MountainWest, stockholder litigation, and strategic review costs (collectively, net of tax). Incrementally, the nine months ended September 30, 2022 adjustments also include proxy contest and settlement and MountainWest transaction costs, net of tax, and the twelve months ending September 30, 2022 adjustments further include legal reserves and Riggs Distler transaction costs (collectively, net of tax). The adjustments for the three, nine and twelve months ended September 30, 2021 include legal reserves and Riggs Distler transaction costs (collectively, net of tax).
Business Segment Highlights
Natural Gas Distribution
The natural gas distribution segment recorded a net loss of $22.2 million in the third quarter of 2022, compared to a net loss of $27.5 million in the third quarter of 2021. This was driven by typical seasonality of the utility business. The improved third-quarter results benefited from higher operating margin.
Key operational highlights include:
•40,000 new utility customers added during the past 12 months;
•Record twelve-month operating margin of $1.1 billion;
•$193 million capital investment during the quarter;
•Filed with the CPUC for approval of a hydrogen-blending demonstration project;
•Received approval to amend our contract with the RTC of Southern Nevada to increase the amount of RNG we supply to fuel an additional 40 buses; and
•Ranked #1 in customer satisfaction for businesses with natural gas service in the West, three years in a row by J.D. Power. Also ranked #1 in safety and reliability, corporate citizenship, billing and payment, communications, and price.*

*Southwest Gas received the highest score in the West Region of the J.D. Power 2020 - 2022 U.S.Gas Utility Business Customer Satisfaction Studies of customers’ satisfaction nationally among business customers in the U.S. Visit jdpower.com/awards for more details.

Key drivers of the third quarter performance in 2022 as compared to third quarter performance in 2021 include:
•Increased operating margin by $11 million compared to the third quarter of 2021, including the impact of new general rates in Nevada effective April 1, 2022;
•A $2 million increase in O&M (including a $7 million increase in collective pipeline integrity/reliability, technology and customer-related costs and reserves, offset by lower legal-related claims of $5 million);
•Depreciation and amortization increased $3 million due to a higher level of gas plant in service;
•Other income increased $6 million reflecting higher interest income and lower non-service components of pension costs, offset by a $1.5 million decline in COLI results; and
•Increased interest expense of $4.5 million compared to the third quarter of 2021.
Arizona rate case update:
•Stipulated positions with Company, Staff, and RUCO on ROE of 9.3% and equity layer of 50%;
•Rate relief - parties’ positions range from $54.8 - $61.7 million;
•All items subject to ACC approval; and
•Rate relief anticipated in early 2023.
Reaffirm Natural Gas Distribution Segment Guidance and Outlook:
•ROE in 2023 and beyond of 8%+;
•Five-year utility rate base compound annual growth rate of 5% – 7% (2022 – 2026);
•5-Year O&M/per customer CAGR of less than 1% (2022 - 2026);
•2022 net income guidance of $185 million to $195 million, which continues to include normalized COLI earnings of $3 million – $5 million;
•2022 capital expenditures in support of customer growth, system improvements, and pipe replacement programs of $650 million to $675 million (previously was $600 million to $650 million); and
•5-Year capital expenditures of $2.5 – $3.5 billion.
Centuri / Utility Infrastructure Services
The utility infrastructure services segment had net income of $14.3 million in the third quarter of 2022, compared to net income of $18.5 million in the third quarter 2021. While revenues increased $125.6 million over the third quarter of 2021, Centuri’s performance was impacted by inflation, customer supply chain challenges affecting mix of work, reduced storm restoration work, and increased amortization and interest related to Riggs Distler.

Key operational highlights include:
•Record revenues of $758 million, including Riggs Distler revenues, an increase of 20% compared to the third quarter of 2021;
•Awarded notice to proceed on $217 million onshore assembly contract for offshore wind project; and
•Deployed 800 employees to assist in power restoration services due to Hurricanes Fiona and Ian ($18 million of revenues in Q3 and $12 million in Q4).
Key drivers of Centuri’s third quarter performance in 2022 as compared to third quarter performance in 2021 include:
•$28 million revenue reduction in higher-profit storm restoration services;
•Increases in fuel due to inflation ($9.5 million, including $1.6 million for Riggs Distler);
•Negative impact on work mix and volume due to certain customers’ supply chain challenges in procuring necessary materials and equipment;
•Recognition of a $5.7 million loss on a gas infrastructure bid project that will be substantially completed in Q4 (recovery being pursued for higher costs incurred);
•Increased interest expense ($10.4 million) and increased depreciation and amortization expense ($9.8 million) primarily associated with the acquisition of Riggs Distler; and
•Prior-year quarter included $13 million of transaction-related expenses for Riggs Distler acquisition.
Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2022 revenues of $2.60 billion to $2.70 billion (revised from $2.65 - $2.80 billion);
•2022 EBITDA margin of 8% to 8.5% (revised from the previous 10% to 11% due to inflationary and customer supply chain headwinds and significantly reduced storm restoration work);
•2023 revenues of $2.8 billion to $3.0 billion;
•2023 EBITDA margin of 9.5% - 11% (previously 11% - 12%); and
•2023 - 2026 Adjusted EBITDA CAGR of 9% - 11% (unchanged).
MountainWest / Pipeline and Storage
MountainWest reported $12.3 million of net income. MountainWest’s results were impacted by $5.7 million of pre-tax, nonrecurring expenses, primarily associated with post-acquisition integration costs. After accounting for these nonrecurring expenses, MountainWest results were in line with Company expectations. The Company expects to complete the integration of MountainWest by the first quarter of 2023.
Key operational highlights include:
•$63.2 million in recognized revenue; and
•Contributed $12.3 million to consolidated net income and $16.6 million on an adjusted basis.

Reaffirm MountainWest / Pipeline and Storage Segment Guidance and Outlook:
•2022 revenue of $250 million to $255 million;
•2022 run rate EBITDA margin of 65% to 67%;
•Earnings accretion in 2022 on a run rate basis exclusive of nonrecurring integration costs; and
•Targeting over $200 million (previously $100 million) in incremental growth investment opportunities at MountainWest through 2025. The Company further expects to construct these projects at an EBITDA build multiple of less than 6x, driving meaningful value creation for stockholders.
Conference Call and Webcast
Southwest Gas will host a conference call on Wednesday, November 9, 2022 at 1:00 p.m. ET to discuss its third quarter 2022 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com/investor-overview.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (800) 267-6316 or international (203) 518-9814. The conference ID is SWXQ322. The webcast will be archived on the Southwest Gas website.
Southwest Gas Holdings currently has three business segments:
Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
MountainWest operates over 2,000 miles of highly contracted, FERC-regulated interstate natural gas pipeline providing transportation and underground storage services in the Rocky Mountain region.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2022. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on various strategic alternatives, including whether we will sell or spin Centuri and/or sell MountainWest, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web-site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income (loss), (iv) pipeline and storage segment adjusted net income, (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income for the three-, nine- and twelve- months ended September 30, 2022 includes adjustments to add back expenses related to the Riggs Distler acquisition, the MountainWest acquisition and integration expenses, stockholder activism and litigation, proxy contest and settlement, legal reserves, and the strategic review. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration because they are expenses that will not recur in periods following the integration. Management believes it is appropriate to adjust for expenses related to stockholder activism, proxy contest settlement, and stockholder litigation, as well as the strategic review, because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include adjustments associated with acquisition-related costs related to the Riggs Distler acquisition.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts
For investor information, contact: Greg Peterson, (702) 876-7237, greg.peterson@swgas.com.
For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com; or Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449.

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2022	2021
Consolidated Operating Revenues	$1,125,588	$888,696

Net loss applicable to Southwest Gas Holdings	$(12,309)	$(11,576)

Weighted Average Common Shares	67,157	59,688

Basic Earnings (Loss) Per Share	$(0.18)	$(0.19)

Diluted Earnings (Loss) Per Share	$(0.18)	$(0.19)

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$58,021	$62,681
Plus:
Operations and maintenance (excluding Admin & General) expense	81,092	68,098
Depreciation and amortization expense	64,390	61,359
Operating Margin	$203,503	$192,138

NINE MONTHS ENDED SEPTEMBER 30,	2022	2021
Consolidated Operating Revenues	$3,539,117	$2,596,024

Net Income applicable to Southwest Gas Holdings	$77,294	$130,836

Weighted Average Common Shares	65,004	58,639

Basic Earnings Per Share	$1.19	$2.23

Diluted Earnings Per Share	$1.19	$2.23

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$391,540	$392,190
Plus:
Operations and maintenance (excluding Admin & General) expense	230,235	194,471
Depreciation and amortization expense	192,434	187,688
Operating Margin	$814,209	$774,349

TWELVE MONTHS ENDED SEPTEMBER 30,	2022	2021
Consolidated Operating Revenues	$4,623,544	$3,510,104

Net Income applicable to Southwest Gas Holdings	$147,237	$234,380

Weighted Average Common Shares	63,905	58,209

Basic Earnings Per Share	$2.30	$4.03

Diluted Earnings Per Share	$2.30	$4.02

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$569,675	$566,065
Plus:
Operations and maintenance (excluding Admin & General) expense	302,924	255,434
Depreciation and amortization expense	258,144	249,118
Operating Margin	$1,130,743	$1,070,617

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s September 30, 2022 Form 10-Q.
Amounts in thousands, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income (loss) applicable to Natural Gas Distribution (GAAP)	$(22,199)	$(27,544)	$87,330	$102,584	$171,881	$182,134
Plus:
Legal reserve	—	5,000	—	5,000	—	5,000
Income tax effect of adjustment above (1)	—	(1,200)	—	(1,200)	—	(1,200)
Adjusted net income (loss) applicable to Natural Gas Distribution	$(22,199)	$(23,744)	$87,330	$106,384	$171,881	$185,934

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$14,345	$18,540	$(4,400)	$32,797	$3,223	$56,723
Plus:
Riggs Distler transaction costs	—	13,000	—	14,000	—	14,000
Income tax effect of adjustment above (1)	—	(2,087)	—	(2,337)	—	(2,337)
Strategic review (2)	(638)	—	1,610	—	1,610	—
Income tax effect of adjustment above (1)	160	—	(402)	—	(402)	—
Adjusted net income (loss) applicable to Utility Infrastructure Services	$13,867	$29,453	$(3,192)	$44,460	$4,431	$68,386

Net income applicable to Pipeline and Storage (GAAP)	$12,320	$—	$44,326	$—	$44,326	$—
Plus:
Nonrecurring stand-up costs associated with integrating MountainWest	5,670	—	18,901	—	18,901	—
Income tax effect of adjustment above (1)	(1,361)	—	(4,537)	—	(4,537)	—
Adjusted net income applicable to Pipeline and Storage	$16,629	$—	$58,690	$—	$58,690	$—

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Net loss - Corporate and administrative (GAAP)	$(16,775)	$(2,572)	$(49,962)	$(4,545)	$(72,193)	$(4,477)
Plus:
MountainWest transaction and related costs	—	—	700	—	23,501	—
Income tax effect of adjustment above (1)	—	—	(168)	—	(5,640)	—
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	6,824	—	32,681	—	37,182	—
Income tax effect of adjustment above (1)	(1,638)	—	(7,465)	—	(8,545)	—
Adjusted net loss applicable to Corporate and administrative	$(11,589)	$(2,572)	$(24,214)	$(4,545)	$(25,695)	$(4,477)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$(12,309)	$(11,576)	$77,294	$130,836	$147,237	$234,380
Plus:
Legal reserve	—	5,000	—	5,000	—	5,000
Riggs Distler transaction costs	—	13,000	—	14,000	—	14,000
Nonrecurring stand-up cost associated with integrating MountainWest	5,670	—	18,901	—	18,901	—
MountainWest transaction costs	—	—	700	—	23,501	—
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	6,186	—	34,291	—	38,792	—
Income tax effect of adjustment above (1)	(2,839)	(3,287)	(12,572)	(3,537)	(19,124)	(3,537)
Adjusted net income (loss) applicable to Southwest Gas Holdings	$(3,292)	$3,137	$118,614	$146,299	$209,307	$249,843

Weighted average shares - diluted	67,325	59,816	65,148	58,742	64,051	58,312

Earnings (loss) per share:
Diluted earnings (loss) per share	$(0.18)	$(0.19)	$1.19	$2.23	$2.30	$4.02
Adjusted consolidated earnings per diluted share	$(0.05)	$0.05	$1.82	$2.49	$3.27	$4.28

(1) Calculated using the Company’s blended statutory tax rate of 24%, except for items pertaining to the Utility Infrastructure Services segment which was calculated using a blended statutory tax rate of 25%.
(2) The Strategic Review costs for Centuri in the third quarter of 2022 are negative as certain costs were reimbursed to Centuri by the Company, including amounts initially recorded by Centuri in the previous quarter. Reimbursed amounts are included as part of Corporate and Administrative costs associated with the Strategic Review.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(22,199)	$(27,544)	$87,330	$102,584	$171,881	$182,134
Contribution to net income (loss) - utility infrastructure services	14,345	18,540	(4,400)	32,797	3,223	56,723
Contribution to net income - pipeline and storage	12,320	—	44,326	—	44,326	—
Corporate and administrative	(16,775)	(2,572)	(49,962)	(4,545)	(72,193)	(4,477)
Net income (loss)	$(12,309)	$(11,576)	$77,294	$130,836	$147,237	$234,380

Basic earnings (loss) per share	$(0.18)	$(0.19)	$1.19	$2.23	$2.30	$4.03
Diluted earnings (loss) per share	$(0.18)	$(0.19)	$1.19	$2.23	$2.30	$4.02

Weighted average common shares	67,157	59,688	65,004	58,639	63,905	58,209
Weighted average diluted shares	67,325	59,816	65,148	58,742	64,051	58,312

Results of Natural Gas Distribution
Regulated operations revenues	$303,944	$255,848	$1,358,425	$1,070,576	$1,809,639	$1,445,066
Net cost of gas sold	100,441	63,710	544,216	296,227	678,896	374,449
Operating margin	203,503	192,138	814,209	774,349	1,130,743	1,070,617
Operations and maintenance expense	121,537	119,708	368,984	328,980	478,554	431,795
Depreciation and amortization	64,390	61,359	192,434	187,688	258,144	249,118
Taxes other than income taxes	20,693	20,109	62,443	60,134	82,652	76,087
Operating income (loss)	(3,117)	(9,038)	190,348	197,547	311,393	313,617
Other income (deductions)	1,678	(4,287)	(440)	(4,902)	(97)	(545)
Net interest deductions	29,417	24,922	84,660	71,263	110,957	97,259
Income (loss) before income taxes	(30,856)	(38,247)	105,248	121,382	200,339	215,813
Income tax expense (benefit)	(8,657)	(10,703)	17,918	18,798	28,458	33,679
Contribution to net income (loss) - natural gas distribution	$(22,199)	$(27,544)	$87,330	$102,584	$171,881	$182,134

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$758,466	$632,848	$1,988,433	$1,525,448	$2,621,646	$2,065,038
Operating expenses:
Utility infrastructure services expenses	680,135	567,270	1,829,560	1,381,524	2,403,503	1,858,464
Depreciation and amortization	39,811	30,021	116,286	79,982	153,947	105,570
Operating income	38,520	35,557	42,587	63,942	64,196	101,004
Other income (deductions)	(110)	1,175	(743)	927	(603)	827
Net interest deductions	16,608	6,257	40,337	9,511	51,825	11,642
Income before income taxes	21,802	30,475	1,507	55,358	11,768	90,189
Income tax expense	6,466	9,653	3,350	17,372	4,754	26,785
Net income (loss)	15,336	20,822	(1,843)	37,986	7,014	63,404
Net income attributable to noncontrolling interests	991	2,282	2,557	5,189	3,791	6,681
Contribution to consolidated results attributable to Centuri	$14,345	$18,540	$(4,400)	$32,797	$3,223	$56,723

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022
Results of Pipeline and Storage
Regulated operations revenues	$63,178	$192,259
Operating expenses:
Net cost of gas sold	550	3,553
Operations and maintenance expense	25,198	74,251
Depreciation and amortization	12,732	38,869
Taxes other than income taxes	2,663	8,335
Operating income	22,035	67,251
Other income	353	1,691
Net interest deductions	4,553	13,449
Income before income taxes	17,835	55,493
Income tax expense	5,515	11,167
Contribution to consolidated results attributable to MountainWest	$12,320	$44,326

FINANCIAL STATISTICS
Market value to book value per share at quarter end		137%
Twelve months to date return on equity	-- total company	4.5%
	-- gas segment	6.8%
Common stock dividend yield at quarter end		3.6%
Customer to employee ratio at quarter end (gas segment)		940 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$1,930,612	7.03%	9.10%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Nine Months Ended September 30,		Twelve Months Ended September 30,
(In dekatherms)	2022	2021	2022	2021
Residential	59,709,176	60,589,755	75,929,879	79,686,624
Small commercial	24,696,239	23,481,767	32,265,435	31,042,118
Large commercial	7,548,260	7,324,415	9,713,976	9,561,035
Industrial / Other	3,556,630	3,679,886	4,980,880	4,891,531
Transportation	68,896,791	74,333,206	89,518,783	97,852,958
Total system throughput	164,407,096	169,409,029	212,408,953	223,034,266

HEATING DEGREE DAY COMPARISON
Actual	1,219	1,236	1,606	1,741
Ten-year average	1,164	1,180	1,628	1,654
Heating degree days for prior periods have been recalculated using the current period customer mix.